Exhibit 99.1

FOR IMMEDIATE RELEASE

Supernus Appoints Victor Vaughn as Senior Vice President of Sales

Rockville, MD, January 14, 2013 —Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced the appointment of Victor Vaughn to the position of Senior Vice President of Sales. Mr. Vaughn will be responsible for leading all of the company’s sales activities.

“Victor has an outstanding track record of success in building sales organizations and launching specialty products specifically in the epilepsy and ADHD areas. He led the Shire sales organization for 13 years with sales reaching more than $1 billion behind products including Carbatrol® in epilepsy and Adderall XR® in ADHD,” said Jack Khattar, president and CEO of Supernus. “Victor has been working with us for more than three years in a consulting capacity helping to build our sales organization and to prepare for the launches of Oxtellar XR™ and Trokendi XR™. We are very excited to have him join us on a full time basis as a member of our executive team. Victor’s significant experience in executing one of the most successful immediate release (IR) to extended release (XR) switches in our industry will be pivotal to our execution on the upcoming launches of our two epilepsy XR products. “

Mr. Vaughn has over 30 years of experience in the pharmaceutical industry. For the past seven years he has been consulting with small to medium size pharmaceutical companies, assisting them with their commercial operations. From 1992 to 2005, he led the sales organization at Shire where he last served as senior vice president of sales. Prior to that, he held various positions in sales and sales management at Fujisawa and SmithKline Beecham (Glaxo). Mr. Vaughn earned his bachelor degree in business administration from East Tennessee State University.

“I am excited to be joining the Supernus team and working on launching two important products in epilepsy,” said Victor Vaughn, senior vice president of sales. “ I am very much looking forward to being part of the great growth opportunity that lies ahead for Supernus and to the chance to positively affect the lives of patients suffering from epilepsy, ADHD and other CNS disorders.”

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has one approved product for epilepsy, Oxtellar XR™ (extended-release oxcarbazepine), and one tentatively approved product for epilepsy, Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information, but relate to predicted or potential future events that are based upon management’s current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the Company’s ability to raise sufficient capital to implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s products and product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its products and product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s periodic reports and other filings made with the Securities and Exchange Commission. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Carbatrol® and Adderall XR® are registered trademarks of Shire LLC

CONTACTS:

Jack Khattar, President & CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591